UNITED STATES OF AMERICA
Before the
SECURITIES AND EXCHANGE COMMISSION

July 27, 2017

In the Matter of **Aquentium, Inc.,** **Del Toro Silver Corp.,** **Islet Sciences, Inc., and** **Sealand Natural Resources Inc.,** **File No. 500-1**	**ORDER OF SUSPENSION OF TRADING**

It appears to the Securities and Exchange Commission ("Commission") that there is a lack of current and accurate information concerning the securities of Aquentium, Inc. ("AQNM[1]") (CIK No. 918997), a void Delaware corporation located in Canyon Lake, California with a class of securities registered with the Commission pursuant to Securities Exchange Act of 1934 ("Exchange Act") Section 12(g) because it is delinquent in its periodic filings with the Commission, having not filed any periodic reports since it filed a Form 10-Q for the period ended June 30, 2014. On October 28, 2016, the Commission's Division of Corporation Finance ("Corporation Finance") sent a delinquency letter to AQNM requesting compliance with its periodic filing requirements, but AQNM did not receive the delinquency letter due to its failure to maintain a valid address on file with the Commission as required by Commission rules (Rule 301 of Regulation S-T, 17 C.F.R. Section 232.301 and Section 5.4 of EDGAR Filer Manual). As of July 24, 2017, the common stock of AQNM was quoted on OTC Link operated by OTC Markets Group Inc. (formerly "Pink Sheets") ("OTC Link"), had five market makers, and was eligible for the "piggyback" exception of Exchange Act Rule 15c2-11(f)(3).

[1] The short form of each issuer's name is also its stock symbol.

It appears to the Commission that there is a lack of current and accurate information concerning the securities of Del Toro Silver Corp. ("DTOR") (CIK No. 1382462), a Nevada corporation located in Carson City, Nevada with a class of securities registered with the Commission pursuant to Exchange Act Section 12(g) because it is delinquent in its periodic filings with the Commission, having not filed any periodic reports since it filed a Form 10-Q for the period ended July 31, 2014. On August 31, 2016, Corporation Finance sent a delinquency letter to DTOR requesting compliance with its periodic filing requirements, which was delivered. As of July 24, 2017, the common stock of DTOR was quoted on OTC Link, had six market makers, and was eligible for the "piggyback" exception of Exchange Act Rule 15c2-11(f)(3).

It appears to the Commission that there is a lack of current and accurate information concerning the securities of Islet Sciences, Inc. ("ISLT") (CIK No. 1425919), a revoked Nevada corporation located in Glendora, California with a class of securities registered with the Commission pursuant to Exchange Act Section 12(g) because it is delinquent in its periodic filings with the Commission, having not filed any periodic reports since it filed a Form 10-Q for the period ended January 31, 2015. On April 21, 2017, Corporation Finance sent a delinquency letter to ISLT requesting compliance with its periodic filing requirements, which was delivered. As of July 24, 2017, the common stock of ISLT was quoted on OTC Link, had eight market makers, and was eligible for the "piggyback" exception of Exchange Act Rule 15c2-11(f)(3).

It appears to the Commission that there is a lack of current and accurate information concerning the securities of Sealand Natural Resources Inc. ("SLNR") (CIK No. 1522236), a Nevada corporation located in Oceanside, California with a class of securities registered with the Commission pursuant to Exchange Act Section 12(g) because it is delinquent in its periodic filings with the Commission, having not filed any periodic reports since it filed a Form 10-Q for the period ended November 30, 2014. On October 28, 2016, Corporation Finance sent a